Exhibit 10.1

Name:
Number of Shares of Restricted Stock:
Date of Grant:

SURGERY PARTNERS, INC.
2015 OMNIBUS INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK AWARD AGREEMENT

This agreement (the “Agreement”) evidences a grant of Restricted Stock by Surgery Partners, Inc. (the “Company”) to the undersigned (the “Grantee”), pursuant to and subject to the terms of the Surgery Partners, Inc. 2015 Omnibus Incentive Plan (as amended from time to time, the “Plan”).
1.Grant of Restricted Stock. The Company grants to the Grantee on the date set forth above (the “Date of Grant”) the number of shares of Restricted Stock of the Company set forth above (the “Shares”), in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.
2.Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.
3.Nontransferability of Shares. The Shares acquired by the Grantee pursuant to this Award shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan.
4.Vesting; Treatment of the Award upon Cessation of Board Service.
(a)Vesting. Unless earlier terminated, expired or forfeited, the Award shall vest on the first anniversary of the Date of Grant (the “Vesting Date”), provided the Grantee has remained in continuous service as a Director (or other service provider to the Company) from the Date of Grant until such Vesting Date.
(b)Treatment of the Award upon Cessation of Board Service. If the Grantee’s service as a Director (or other service provider to the Company) ceases, the Award, to the extent not already vested will be immediately forfeited.
5.Dividends, etc. The Grantee shall be entitled to receive any and all dividends or other distributions paid with respect to those Shares of which the Grantee is the record owner on the record date for such dividend or other distribution; provided, however, that any property or cash (including, without limitation, any regular cash dividends) distributed with respect to a Share (the “associated share”) acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited if and when the associated share is so forfeited; and further provided, that the Administrator may require that any cash distribution with respect to the Shares be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan. Any cash amounts that would otherwise have been paid with respect to an associated share shall be accumulated and paid to the Grantee, without interest, only upon, or within thirty (30) days following, the Vesting Date and any other property distributable with respect to such associated share shall also vest on the Vesting Date. References in this Agreement to the Shares shall refer, mutatis mutandis, to any such restricted rights to cash or restricted property described in this Section 5.
6.Forfeiture Risk; Recovery of Compensation.
(a)This Award is subject to Section 6(a)(5) of the Plan. By accepting the Award, the Grantee expressly acknowledges and agrees that in addition to the vesting and forfeiture provisions set forth in Section 4 above, the Award (whether or not vested) is subject to forfeiture, and the Grantee and any permitted transferee will be obligated to return to the Company the value received with respect to the Award (including any gain realized on a subsequent sale or disposition of Shares) (i) upon or in connection with a breach by the Grantee of a non-competition, non-solicitation, confidentiality or similar covenant or agreement with the Company or its subsidiaries, (ii) in accordance with any clawback or similar policy maintained by the Company, as such policy may be amended and in effect from time to time, or (iii) as otherwise required by law or applicable stock exchange listing standards, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act.
(b)The Grantee hereby (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any Shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.
7.Retention of Certificates. Any certificates representing unvested Shares shall be held by the Company. If unvested Shares are held in book entry form, the undersigned agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof.
8.Legends, Etc. Any certificates representing unvested Shares will bear such legends as determined by the Company that discloses the restrictions on transferability imposed on such Shares as a result of this Award and the Plan. As soon as practicable following the vesting of any such Shares the Company shall cause a certificate or certificates covering such Shares, without the aforesaid legend, to be issued and delivered to the undersigned. If any Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares.
9.Certain Tax Matters.
(a)The Grantee has been advised to confer promptly with a professional tax advisor to consider whether the Grantee should make a so-called “83(b) election” with respect to the Shares. Any such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the date this Award is granted and the Grantee must provide the Company with a copy of the 83(b) election prior to filing. The Company has made no recommendation to the Grantee with respect to the advisability of making such an election.
(b)The Grantee shall be responsible for satisfying and paying all taxes arising from or due in connection with this Award and/or the vesting of Shares hereunder. The Company shall have no liability or obligation relating to the foregoing.
10.Effect on Service. The grant of the Shares will not give the Grantee any right to continue as a Director of, or other service provider to, the Company or any of its Affiliates, or affect the right of the Company’s shareholders to take any action permitted by law in respect of the removal of such Grantee as a Director at any time, or affect any right of such Grantee to resign from service at any time.
11.Governing Law. This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof will be governed by and construed in accordance with the domestic substantive laws of the State of Tennessee without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
12.Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished or made available to the Grantee. By accepting this Agreement, the Grantee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.
13.Acknowledgements. The Grantee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Grantee.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

SURGERY PARTNERS, INC.

By:___________________________
Name:
Title:

Dated:

Acknowledged and Agreed:

___________________________